EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: February 20, 2015

JET CAPITAL MASTER FUND, LP
By:	Jet Capital Management, L.L.C.

By:	/s/ Matthew Mark
Name:	Matthew Mark
Title:	Managing Member

JET CAPITAL SPECIAL OPPORTUNITIES MASTER FUND, LP
By:	Jet Capital Management, L.L.C

By:	/s/ Matthew Mark
Name:	Matthew Mark
Title:	Managing Member

JET CAPITAL SRM MASTER FUND, LP
By:	Jet Capital Management, L.L.C.

By:	/s/ Matthew Mark
Name:	Matthew Mark
Title:	Managing Member

JET CAPITAL INVESTORS, LP
By:	Jet Capital G.P. L.L.C.

By:	/s/ Matthew Mark
Name:	Matthew Mark
Title:	Managing Member

JET CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Matthew Mark
Name:	Matthew Mark
Title:	Managing Member

Alan Cooper
/s/ Alan Cooper

Matthew Mark
/s/ Matthew Mark

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